Exhibit (a)(2)

LETTER of TRANSMITTAL

To Accompany Shares of Common Stock, $0.001 Par Value of

THE GREATER CHINA FUND, INC.

(the “Fund”)

Tendered Pursuant to the Offer to Repurchase

Dated January 8, 2013

THE OFFER WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON FEBRUARY 6, 2013

UNLESS THE OFFER IS AMENDED, EXTENDED OR TERMINATED

The Depositary for the Offer is:

BNY Mellon Investment Servicing

By Mail:	By Overnight Courier:
BNY Mellon Investment Servicing Corporate Action Dept. P.O. Box 3301 South Hackensack, NJ 07606	BNY Mellon Investment Servicing Corporate Action Dept. 480 Washington Boulevard, 27th Floor Jersey City, NJ 07310

By Facsimile Transmission:

For Eligible Institutions Only:

(201) 680-4626

To Confirm Facsimile Only:

(201) 680-4860

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

DESCRIPTION OF FUND SHARES TENDERED (See Instructions 3 and 4)
Name(s) and Address(es) of Registered Owner(s) (Please Fill in, if Blank, Exactly the Name(s) in Which Shares Are Registered) (Attach Additional Signed List, if Necessary)	Fund Shares Tendered*
	Certificate Number(s)*	Total Number of Fund Shares Represented by Certificate(s)	Number of Fund Shares Tendered**

Total Fund Shares Tendered

*  If the Fund Shares tendered hereby are in certificate form, the certificate representing such Fund Shares MUST be returned together with this Letter of Transmittal.

**  Need not be completed for Book-Entry Fund Shares.

☐	I HAVE LOST MY CERTIFICATE(S) FOR SHARES OF COMMON STOCK OF THE GREATER CHINA FUND, INC. (THE “FUND”, AND SUCH SHARES, THE “FUND SHARES”) AND REQUIRE ASSISTANCE WITH RESPECT TO REPLACING SUCH CERTIFICATE(S). SEE INSTRUCTION 3.

THE UNDERSIGNED ALSO TENDERS ALL UNCERTIFICATED FUND SHARES HELD IN THE NAME(S) OF THE UNDERSIGNED BY THE FUND’S TRANSFER AGENT—BNY MELLON INVESTMENT SERVICING, PURSUANT TO THE FUND’S DIVIDEND REINVESTMENT PLAN, IF ANY. CHECK THIS BOX ☐ IF THERE ARE ANY SUCH SHARES.

☐	THIS BOX SHOULD BE CHECKED IF, IN ADDITION TO FUND SHARES TENDERED HEREBY, FUND SHARES ARE ALSO CONSTRUCTIVELY OWNED BY THE UNDERSIGNED AS DETERMINED UNDER SECTION 318 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

A SEPARATE LETTER OF TRANSMITTAL MUST BE SUBMITTED BY EACH REGISTERED OWNER OF FUND SHARES WHICH ARE CONSIDERED TO BE CONSTRUCTIVELY OWNED BY THE UNDERSIGNED.

This Letter of Transmittal is to be used (a) if you desire to effect the tender transaction yourself, (b) if you intend to request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you and the Fund Shares are not registered in the name of such broker, dealer, commercial bank, trust company or other nominee, and (c) by a broker, dealer, commercial bank, trust company or other nominee effecting the transaction as a registered owner or on behalf of a registered owner. To accept the Offer to Repurchase in accordance with its terms, a Letter of Transmittal properly completed and bearing original signature(s) and the original of any required signature guarantee(s), any certificates representing Fund Shares tendered, any other documents required by this Letter of Transmittal must be mailed or delivered to the Depositary at an appropriate address set forth above and must be received by the Depositary prior to 11:59 p.m., Eastern Time, on February 6, 2013, or such later time and date to which the Offer to Repurchase is extended, unless the tendering party has satisfied the conditions for guaranteed delivery described in Section 4(d) of the Offer to Repurchase. Delivery of documents to a book-entry transfer facility does not constitute delivery to the Depositary.

The boxes below are to be checked by eligible institutions only.

☐	CHECK HERE IF TENDERED FUND SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE DEPOSITORY TRUST COMPANY (“DTC”) AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Participant Number:

☐	CHECK HERE IF TENDERED FUND SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder (s):

Window Ticket Number (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Eligible Institution Which Guaranteed Delivery:

DTC Participant Number (if delivered by book-entry transfer):

NOTE:    SIGNATURE(S) MUST BE PROVIDED BELOW:

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The person(s) signing this Letter of Transmittal (the “Signor”) hereby tender(s) to The Greater China Fund, Inc., a diversified, closed-end management investment company incorporated in Maryland (the “Fund”), the above-described shares of common stock, par value $0.001 per share (the “Fund Shares”), of the Fund, for purchase by the Fund at a price (the “Purchase Price”) equal to 99% of the net asset value (“NAV”) per Fund Share as determined by the Fund on February 7, 2013 (or, if the Offer to Repurchase, as defined below, is extended, as determined by the Fund on the next business day after the date to which the offer is extended) in cash, under the terms and subject to the conditions set forth in the Offer to Repurchase dated January 8, 2013, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which Offer to Purchase and Letter of Transmittal together with any amendments or supplements thereto collectively constitute the “Offer to Repurchase”).

Subject to, and effective upon, acceptance for payment of, or payment for, Fund Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer to Repurchase (including, if the Offer to Repurchase is extended or amended, the terms or conditions of any such extension or amendment), the Signor hereby sells, assigns and transfers to, or upon the order of, the Fund all right, title and interest in and to all of the Fund Shares that are being tendered hereby that are purchased pursuant to the Offer to Repurchase and hereby irrevocably constitutes and appoints BNY Mellon Investment Servicing (the “Depositary”) as attorney-in-fact of the Signor with respect to such Fund Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) present certificate(s) for such Fund Shares, if any, for cancellation and transfer on the Fund’s books and (b) receive all benefits and otherwise exercise all rights of beneficial ownership of such Fund Shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions set forth in the Offer to Repurchase.

The Signor hereby represents and warrants that (a) the Signor, if a broker, dealer, commercial bank, trust company or other nominee, has obtained the tendering stockholder’s instructions to tender pursuant to the terms and conditions of this Offer to Repurchase in accordance with the letter from the Fund to brokers, dealers, commercial banks, trust companies and other nominees; (b) when and to the extent the Fund accepts the Fund Shares for purchase, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the Signor will execute and deliver any additional documents that the Depositary or the Fund deems necessary or desirable to complete the assignment, transfer and purchase of the Fund Shares tendered hereby; and (d) the Signor has read and agrees to all of the terms and conditions of the Offer to Repurchase.

The name(s) and address(es) of the registered owner(s) should be printed as on the registration of the Fund Shares. If the Fund Shares tendered hereby are in certificate form, the certificate(s) representing such Fund Shares must be returned together with this Letter of Transmittal.

The Signor recognizes that, under certain circumstances as set forth in the Offer to Repurchase, the Fund may amend, extend or terminate the Offer to Repurchase or may not be required to purchase any of the Fund Shares tendered hereby. In any such event, the Signor understands that certificate(s) for the Fund Shares not purchased, if any, will be returned to the Signor at its registered address unless otherwise indicated under the Special Delivery Instructions below. The Signor recognizes that the Fund has no obligation, pursuant to the Special Payment Instructions set forth below, to transfer any Fund Shares from the name of the registered owner thereof if the Fund purchases none of such Fund Shares.

The Signor understands that acceptance of Fund Shares by the Fund for payment will constitute a binding agreement between the Signor and the Fund upon the terms and subject to the conditions of the Offer to Repurchase.

The check for the purchase price of the tendered Fund Shares purchased will be issued to the order of the Signor and mailed to the address indicated, unless otherwise indicated below in the box entitled Special Payment Instructions or the box titled Special Delivery Instructions. The Fund will not pay interest on the purchase price under any circumstances.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Signor and all obligations of the Signor hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Signor. Except as stated in the Offer to Repurchase, this tender is irrevocable.

Unless otherwise indicated herein under “Special Payment Instructions,” please issue the check for the purchase price and/or return any Share certificates not accepted for payment in the name(s) of the registered holder(s) appearing above under “Description of Fund Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the purchase price for any Fund Shares purchased and/or return any Fund Share certificates not accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Fund Shares Tendered.” In the event that both the Special Payment Instructions and the Special Delivery Instructions are completed, please issue the check for the purchase price and/or return any Fund Share certificates not accepted for payment in the name of, and deliver such check and/or return any such Fund Share certificates to, the person(s) so indicated. The undersigned recognizes that the Fund has no obligation pursuant to the Special Payment Instructions to transfer any Fund Shares from the name of the registered holder thereof if the Fund does not accept for payment any of the Fund Shares tendered hereby.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 5, 6 and 7)

To be completed ONLY if any certificate for Fund Shares not purchased and/or a check for the purchase price of Fund Shares accepted for payment is to be issued in the name of someone other than the undersigned.

Issue    ☐ Check to:

              ☐ Certificate(s) to:

Name(s):
(Please Print)

Address(es):
(Include Zip Code)

(Taxpayer Identification or Social Security Numbers)

SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 5, 6 and 7)

To be completed ONLY if any certificate for Fund Shares not purchased and/or a check for the purchase price of Fund Shares accepted for payment and issued in the name of someone other than the registered owner(s), or to the registered owner(s) at an address other than that shown above.

Issue    ☐ Check to:

              ☐ Certificate(s) to:

Name(s):
(Please Print)
Address(es):
(Include Zip Code)

(Taxpayer Identification or Social Security Numbers)

STOCKHOLDER(S) SIGN HERE (See Instructions 1 and 6) (Please See Form W-9) (Please Print Except for Signature) (Signature(s) Exactly as Fund Shares Are Registered)

(Signatures of Stockholder(s))

Dated:                                       ,  20

Must be signed by registered owner(s) exactly as Fund Shares are registered. If signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or another acting in a fiduciary or representative capacity, please set forth the full title. See Instruction 6. Signature guarantees are required in certain circumstances. See Instruction 1. By signing this Letter of Transmittal, you represent that you have read the entire Letter of Transmittal.

Name(s):

(Please Print Name(s) of Owner(s) Exactly as Fund Shares Are Registered)

(Taxpayer Identification or Social Security Number(s)):

Daytime Telephone Number, including Area Code:

Guarantee of Signature(s) (See Instructions 1 and 6) (Please Print Except for Signature) Authorized Signature

Name:

Title:

Name of Firm:

Address:
(Include Zip Code)

Telephone Number, including Area Code:

Dated:	, 20

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer to Repurchase

1.    Guarantee of Signatures.    No signature guarantee is required on this Letter of Transmittal if (a) this Letter of Transmittal is signed by the registered holder(s) of Fund Shares tendered hereby (including, for purposes of this document, any participant in the book-entry transfer facility of The Depository Trust Company (“DTC”) whose name appears on DTC’s security position listing as the owner of Fund Shares), unless such holder(s) has completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” included in this Letter of Transmittal, or (b) the Fund Shares are tendered for the account of a firm (an “Eligible Institution”) which is a broker, dealer, commercial bank, credit union, savings association or other entity which is a member in good standing of a stock transfer association’s approved medallion program (such as STAMP, SEMP or MSP). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 6.

2.    Delivery of Letter of Transmittal and Certificates.    This Letter of Transmittal is to be used (a) if Fund Shares are to be forwarded herewith, (b) if uncertificated Fund Shares held by the Fund’s Transfer Agent pursuant to the Fund’s Dividend Reinvestment Plan are to be tendered, or (c) if tenders are to be made by book-entry transfer to the account maintained by the Depositary pursuant to the procedure set forth in Section 4 of the Offer to Repurchase.

THE METHOD OF DELIVERY OF ANY DOCUMENTS, INCLUDING FUND SHARE CERTIFICATES, THIS LETTER OF TRANSMITTAL, AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH ANY BOOK-ENTRY TRANSFER FACILITY, AND ANY PROCESSING FEE IS AT THE OPTION AND SOLE RISK OF THE TENDERING STOCKHOLDER. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Stockholders have the responsibility to cause their Fund Shares (in proper certificated or uncertificated form), this Letter of Transmittal (or a copy or facsimile hereof) properly completed and bearing original signature(s) and the original of any required signature guarantee(s), any other documents required by this Letter of Transmittal to be timely delivered in accordance with the Offer to Repurchase.

The Fund will not accept any alternative, conditional or contingent tenders. All tendering stockholders, brokers, dealers, commercial banks, trust companies and other nominees, by execution of this Letter of Transmittal (or a copy or facsimile hereof), waive any right to receive any notice of the acceptance of their tender.

3.    Lost Certificates.    In the event that any stockholder of the Fund is unable to deliver to the Depositary Certificate(s) representing his, her or its shares of the Fund due to the loss or destruction of such Certificate(s), such fact should be indicated on the face of this Letter of Transmittal. In such case, the stockholder should also contact the Fund’s transfer agent, BNY Mellon Investment Servicing (the “Transfer Agent”), at their number, (866) 333-6532, to report the lost securities. The Transfer Agent will forward additional documentation which such stockholder must complete in order to effectively surrender such lost or destroyed Certificate(s) (including affidavits of loss and indemnity bonds in lieu thereof). There may be a fee in respect of lost or destroyed the Fund Certificates, but surrenders hereunder regarding such lost certificates will be processed only after such documentation has been submitted to and approved by the Agent.

4.    Inadequate Space.    If the space provided in any of the boxes to be completed is inadequate, the necessary information should be listed on a separate schedule signed by all of the required signatories and attached hereto.

5.    Proration.    The Fund is offering to repurchase up to 16,987,608 Fund Shares, or 70% of the issued and outstanding Fund Shares as of December 31, 2012. If stockholders tender and do not withdraw more than 16,987,608 Fund Shares for repurchase, the Fund will repurchase duly tendered shares from participating stockholders on a pro rata basis, disregarding fractions, based upon the number of shares each stockholder tenders for repurchase and does not timely withdraw, unless the Fund determines not to purchase any shares. The Fund does not intend to increase the number of Fund Shares that it is offering to repurchase, even if stockholders tender more than the maximum number of Fund Shares to be repurchased by the Fund in the repurchase offer, provided that if 75% or more Fund Shares are tendered and not withdrawn, the repurchase offer will be cancelled as discussed further in Sections 2 and 3 of the Offer to Repurchase.

6.    Signatures on Letter of Transmittal, Authorizations and Endorsements.

(a)  If this Letter of Transmittal is signed by the registered holder(s) of the Fund Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) for the Fund Shares tendered without alteration, enlargement or any change whatsoever.

(b)  If any of the Fund Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(c)  If any of the tendered Fund Shares are registered in different names on several certificates, it is necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

(d)  If this Letter of Transmittal or any certificate for Fund Shares tendered or stock powers relating to Fund Shares tendered are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Fund of their authority so to act must be submitted.

(e)  If this Letter of Transmittal is signed by the registered holder(s) of the Fund Shares transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment is to be made to, or certificates for Fund Shares not purchased are to be issued in the name of, a person other than the registered holder(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

(f)  If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed thereon, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s) for the Fund Shares involved. Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

(g)  Attribution under Section 318 of the Code can cause Fund Shares held by your family members, or held by an entity such as a trust, estate, partnership or corporation in which you have an interest, to be considered as owned by you. The attribution rules under Section 318 of the Code are complex. Please consult your tax advisor for details.

7.    Transfer Taxes.    The Fund will pay any transfer taxes payable on the transfer to it of Fund Shares purchased pursuant to the Offer to Repurchase. If, however, tendered Fund Shares are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of any such transfer taxes (whether imposed on the registered owner or such other person) payable on account of the transfer to such person of such Fund Shares will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

8.    Special Payment and Delivery Instructions.    If certificate(s) for unpurchased Fund Shares and/or check(s) are to be issued in the name of a person other than the registered owner(s) or if such certificate(s) and/or check(s) are to be sent to someone other than the registered owner(s) or to the registered owner(s) at a different address, the captioned boxes “Special Payment Instructions” and/or “Special Delivery Instructions” in this Letter of Transmittal must be completed.

9.    Determinations of Validity.    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, which determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined not to be in appropriate form or to refuse to accept for payment, purchase or pay for, any Fund Shares if, in the opinion of the Fund’s counsel, accepting, purchasing or paying for such Fund Shares would be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer to Repurchase or any defect in any tender, whether generally or with respect to any particular Share(s) or stockholder(s). The Fund’s interpretations of the terms and conditions of the Offer to Repurchase (including these instructions) shall be final and binding. By tendering shares to the Fund, you agree to accept all decisions the Fund makes concerning these matters and waive any right you might otherwise have to challenge those decisions.

NONE OF THE FUND, ITS BOARD OF DIRECTORS, ABERDEEN ASSET MANAGEMENT ASIA LIMITED, THE FUND’S INVESTMENT MANAGER, THE DEPOSITARY OR ANY OTHER PERSON IS OR WILL BE

OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

10.    Procedures for Participants in the Dividend Reinvestment Plan.    Holders of Fund Shares acquired through the Fund’s Dividend Reinvestment Plan may tender such Fund Shares by completing the appropriate section of this Letter of Transmittal. If a stockholder tenders Fund Shares acquired through the Dividend Reinvestment Plan, all such Fund Shares credited to such stockholder’s account(s) will be tendered, unless the stockholder otherwise specifies in this Letter of Transmittal. If a stockholder does not complete the section of this Letter of Transmittal to tender Fund Shares acquired through the Dividend Reinvestment Plan, no Fund Shares acquired by that stockholder through the Dividend Reinvestment Plan will be deemed to have been tendered.

11.    Questions and Requests for Assistance and Additional Copies.    Questions, requests for assistance and requests for additional copies of the Offer to Repurchase and this Letter of Transmittal may be directed to AST Fund Solutions, LLC (the “Information Agent”) by telephoning (212) 400-2605. Stockholders who do not own Fund Shares directly may also obtain such information and copies from their broker, dealer, commercial bank, trust company or other nominee. Stockholders who do not own Fund Shares directly are required to tender their Fund Shares through their broker, dealer, commercial bank, trust company or other nominee and should NOT submit this Letter of Transmittal to the Depositary.

12.    Restriction on Short Sales.    Section 14(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14e-4 promulgated thereunder, make it unlawful for any person, acting alone or in concert with others, to tender Fund Shares in a partial tender offer for such person’s own account unless at the time of tender, and at the time the Fund Shares are accepted for payment, the person tendering has a “net long position” equal to or greater than the amount tendered in (a) Fund Shares, and will deliver or cause to be delivered such Fund Shares for the purpose of tender to the person making the Offer to Repurchase within the period specified in the Offer to Repurchase, or (b) an equivalent security and, upon acceptance of his or her tender, will acquire Fund Shares by conversion, exchange, or exercise of such equivalent security to the extent required by the terms of the Offer to Repurchase, and will deliver or cause to be delivered the Fund Shares so acquired for the purpose of tender to the Fund prior to or on the Expiration Date. Section 14(e) and Rule 14e-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

The acceptance of Fund Shares by the Fund for payment will constitute a binding agreement between the tendering stockholder and the Fund upon the terms and subject to the conditions of the Offer to Repurchase, including the tendering stockholder’s representation that the stockholder has a “net long position” in the Fund Shares being tendered within the meaning of Rule 14e-4 and that the tender of such Fund Shares complies with Rule 14e-4.

13.    Back-up Withholding Tax.    Under the U.S. federal income tax laws, the Depositary may be required to apply back-up withholding against the amount of any reportable payment made to certain holders pursuant to the Offer to Repurchase. In order to avoid such back-up withholding tax, each tendering U.S. stockholder who has not already submitted a correct, completed and signed Form W-9 or Form W-9 to the Fund should provide the Depositary with the stockholder’s correct taxpayer identification number (“TIN”) by completing a Form W-9, a copy of which is included in this Letter of Transmittal. In general, if a U.S. stockholder is an individual, the TIN is the individual’s Social Security number. If the Depositary is not provided with the correct TIN, the U.S. stockholder may be subject to a penalty imposed by the Internal Revenue Service. If the tendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future and payment of the purchase price of Fund Shares is made within 60 days of the receipt by the Depositary of the Form W-9, the Depositary is not required to withhold any back-up withholding tax from the payment. Certain U.S. stockholders are not subject to these back-up withholding and reporting requirements, but should nonetheless complete a Form W-9 to avoid the possible erroneous imposition of a back-up withholding tax.

In order for a non-U.S. stockholder to avoid the back-up withholding tax, the non-U.S. stockholder must submit a Form W-8BEN (attached) or other appropriate form, or otherwise establish an exemption from such withholding. Instructions for Form W-8BEN can be found on the Internal Revenue Service website at: www.irs.gov/pub/irs-pdf/iw8ben.pdf. Even if a non-U.S. stockholder establishes an exemption from back-up withholding, payments made to a non-U.S. stockholder may be subject to U.S. federal income tax withholding at a rate of 30% (or such lower rate as may be applicable under a tax treaty). See Section 13 of the Offer to Repurchase.

Back-up withholding tax is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of a person subject to back-up withholding tax will be reduced by the amount of tax withheld. If back-up withholding results in an overpayment of taxes, the stockholder may claim a refund from the Internal Revenue Service. All stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Offer to Repurchase.

The tax information set forth above is included for general information only and may not be applicable to the situations of certain taxpayers.

FAILURE TO COMPLETE THE FORM W-9, IRS FORM W-8BEN OR ANOTHER APPROPRIATE FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER TO REPURCHASE.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A COPY OR FACSIMILE HEREOF) PROPERLY COMPLETED AND BEARING ORIGINAL SIGNATURE(S) AND THE ORIGINAL OF ANY REQUIRED SIGNATURE GUARANTEE(S), FUND SHARES (IN PROPER CERTIFICATED OR UNCERTIFICATED FORM) AND OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE DEPOSITARY, OR A PROPERLY COMPLETED AND DULY EXECUTED NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION OF THE OFFER TO REPURCHASE.

Form W-9 (Rev. December 2011) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.	Name (as shown on your income tax return)
Business name/disregarded entity name, if different from above
	Check appropriate box for federal tax classification:	☐	Individual/Sole proprietor	☐	C corporation	☐	S corporation		Exempt payee
	☐ Partnership ☐ Trust/estate							☐
☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶
☐ Other (see instructions) ➢
	Address (number, street, and apt. or suite no.)						Requester’s name and address (optional)
City, state, and ZIP code
List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number

Employer identification number

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a

U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien,

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

• An estate (other than a foreign estate), or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

• The U.S. owner of a disregarded entity and not the entity,

• The U.S. grantor or other owner of a grantor trust and not the trust, and

• The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien.

Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules for partnerships on page 1.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name/disregarded entity name” line.

Partnership, C Corporation , or S Corporation. Enter the entity’s name on the “Name” line and any business, trade, or “doing business as (DBA) name” on the “Business name/disregarded entity name” line.

Disregarded entity. Enter the owner’s name on the “Name” line. The name of the entity entered on the “Name” line should never be a disregarded entity. The name on the “Name” line must be the name shown on the income tax return on which the income will be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a domestic owner, the domestic owner’s name is required to be provided on the “Name” line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on the “Business name/disregarded entity name” line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8.

Note. Check the appropriate box for the federal tax classification of the person whose name is entered on the “Name” line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the “Name” line is an LLC, check the “Limited liability company” box only and enter the appropriate code for the tax classification in the space provided. If you are an LLC that is treated as a partnership for federal tax purposes, enter “P” for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter “C” for C corporation or “S” for S corporation. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the “Name” line) is another LLC that is not disregarded for federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the “Name” line.

Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name/disregarded entity name” line.

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the “Business name/disregarded entity name,” sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 5 and 7 through 13. Also, C Corporations.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 7[2]

1 See Form 1099-MISC, Miscellaneous Income, and its instructions.

2 However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business.

You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, below, and items 4 and 5 on page 4 indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the “Name” line must sign. Exempt payees, see Exempt Payee on page 3.

Signature requirements. Complete the certification as indicated in items 1 through 3, below, and items 4 and 5 on page 4.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

	For this type of account:	Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5.	Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
	For this type of account:	Give name and EIN of:
7.	Disregarded entity not owned by an individual	The owner
8.	A valid trust, estate, or pension trust	Legal entity [4]
9.	Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership
12.	A broker or registered nominee	The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]

You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]

List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

*	Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

• Protect your SSN,

• Ensure your employer is protecting your SSN, and

• Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS personal property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.consumer.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, and certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, The District of Columbia, and U.S. possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

Form W-8BEN (Rev. February 2006) Department of the Treasury Internal Revenue Service

Certificate of Foreign Status of Beneficial Owner

for United States Tax Withholding

— Section references are to the Internal Revenue Code. — See separate instructions.

— Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621

Do not use this form for:	Instead, use Form:
•	A U.S. citizen or other U.S. person, including a resident alien individual W-9
•	A person claiming that income is effectively connected with the conduct of a trade or business in the United States W-8ECI
•	A foreign partnership, a foreign simple trust, or a foreign grantor trust (see instructions for exceptions) W-8ECI or W-8IMY
•

A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession that received effectively connected income or that is

•	claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (see instructions) W-8ECI or W-8EXP

Note: These entities should use Form W-8BEN if they are claiming treaty benefits or are providing the form only to claim they are a foreign person exempt from backup withholding.

•	A person acting as an intermediary W-8IMY

Note: See instructions for additional exceptions.

Part I	Identification of Beneficial Owner (See instructions.)

1 Name of individual or organization that is the beneficial owner	2 Country of incorporation or organization

3	Type of beneficial owner:	☐ Individual	☐ Corporation	☐ Disregarded entity	☐ Partnership	☐ Simple trust
	☐ Grantor trust ☐ Central bank of issue	☐ Complex trust ☐ Tax-exempt organization	☐ Estate ☐ Private foundation	☐ Government	☐ International organization

4 Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address.
City or town, state or province. Include postal code where appropriate.	Country (do not abbreviate)
5 Mailing address (if different from above)
City or town, state or province. Include postal code where appropriate.	Country (do not abbreviate)
6 U.S. taxpayer identification number, if required (see instructions) ☐ SSN or ITIN ☐ EIN	7 Foreign tax identifying number, if any (optional)
8 Reference number(s) (see instructions)

Part II	Claim of Tax Treaty Benefits (if applicable)

  9    I certify that (check all that apply):

a	☐	The beneficial owner is a resident of within the meaning of the income tax treaty between the United States and that country.
b	☐	If required, the U.S. taxpayer identification number is stated on line 6 (see instructions).
c	☐	The beneficial owner is not an individual, derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits (see instructions).
d	☐	The beneficial owner is not an individual, is claiming treaty benefits for dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation, and meets qualified resident status (see instructions).
e	☐	The beneficial owner is related to the person obligated to pay the income within the meaning of section 267(b) or 707(b), and will file Form 8833 if the amount subject to withholding received during a calendar year exceeds, in the aggregate, $500,000.

10    Special rates and conditions (if applicable — see instructions): The beneficial owner is claiming the provisions of Article                     of the treaty identified on line 9a above to claim a         % rate of withholding on (specify type of income):

Explain the reasons the beneficial owner meets the terms of the treaty article:

Part III	Notional Principal Contracts

11  ☐  I have provided or will provide a statement that identifies those notional principal contracts from which the income is not effectively connected with the conduct of a trade or business in the United States. I agree to update this statement as required.

Part IV	Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

1	I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates,
2	The beneficial owner is not a U.S. person,
3	The income to which this form relates is (a) not effectively connected with the conduct of a trade or business in the United States, (b) effectively connected but is not subject to tax under an income tax treaty, or (c) the partner’s share of a partnership’s effectively connected income, and
4	For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.

Sign Here	—
		Signature of beneficial owner (or individual authorized to sign for beneficial owner)	Date (MM-DD-YYYY)	Capacity in which acting

For Paperwork Reduction Act Notice, see separate instructions.			Cat. No. 25047Z Form W-8BEN (Rev. 2-2006)